EXHIBIT 10.14


                        DEFERRED COMPENSATION AGREEMENT

                                    between

                             TBWA ADVERTISING INC.,

                                the Corporation,

                                      and

                               WILLIAM G. TRAGOS,

                                 the Employee.

                            Dated: October 12, 1984

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                        DEFERRED COMPENSATION AGREEMENT

      THIS AGREEMENT is entered into by and between TBWA ADVERTISING INC., a New York corporation, having its principal office at 292 Madison Avenue, 11th Floor, New York, New York 10017 (hereinafter referred to as the "Corporation") and WILLIAM G. TRAGOS, residing at 44 Calhoun Drive, Greenwich, Connecticut (hereinafter referred to as the "Employee").

      WHEREAS:

      A. The Employee is employed by the Corporation and renders valuable services for the benefit of the Corporation; and

      B. The Corporation desires to maintain and continue favorable relations with the Employee in order to retain the services of the Employee; and

      C. The Corporation wishes to enter into a deferred compensation agreement in accordance with the terms set forth below with the Employee in order to retain his services.

      NOW, THEREFORE, in consideration of the mutual convenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. In addition to the normal compensation payable to the Employee, deferred compensation shall accrue for the Employee in an amount equal to the earnings from the Principal Amount, as hereinafter defined, for a period of fifteen (15) years payable in accordance with the terms of this Agreement. The "Principal Amount" shall be equal to the cumulative premium payments paid by the Corporation pursuant to a certain Collateral Assignment Split Dollar Agreement between the Corporation and the Employee dated as of October 12, 1984 with respect to the initial policy subject to that Agreement issued by the Penn Mutual Life Insurance Company from the date of this Agreement through the first to occur of the events listed in Paragraph 2 below.

      2. The deferred compensation accrued to the account of the Employee shall become payable to the Employee or Employee's beneficiary or beneficiaries designated in accordance with Paragraph 6 hereof in accordance with the terms of this Agreement upon the happening of any of the following events:

            (a) Termination of the Employee's  employment by the Corporation for any reason;

            (b) By mutual consent of the parties hereto;

            (c) Bankruptcy, insolvency or dissolution of the Corporation; or

            (d) Death of the Employee.

      3. (a) Within thirty days (30) of the first to occur of the events listed in Paragraph 2 above, the Corporation shall set aside and invest the Principal Amount in such one or more interest bearing funds (hereinafter collectively referred to as the "Fund"), as may be from time to time mutually agreed upon by the Corporation and the Employee, or if the Employee is not living, the designated beneficiary or beneficiaries of the deferred compensation (hereinafter referred to as the "Recipient").

      (b) The Recipient shall be entitled to receive in the manner provided for in Paragraph 4 below an amount equal to the net earnings from the Fund for a period of fifteen (15) years.

      (c) Notwithstanding Subparagraph (b) above, at any time when the Principal Amount or any portion thereof is held in an investment the earnings of which or any part thereof are exempt from federal income taxes, the Recipient shall be entitled to receive an increased amount equal to the net earnings of such investment multiplied by the following fraction:

      1
- --------------
      1- (top marginal rate of federal income tax which earnings of the Corporation are subject to)

      The intent of this adjustment is to give the benefit of the exemption from federal income taxes that would otherwise inure to the benefit of the Corporation (as a result of the deductibility of payments made hereunder) to the Recipient.


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      4. The amount the  Recipient  is  entitled to  hereunder  shall be paid in monthly installments as follows:

            (a) With respect to any portion of the Principal Amount which is held in an investment, the income of which is subject to federal income taxes, the Corporation shall pay the Recipient the net income generated by such investment or investments on a monthly basis.

            (b) With respect to any portion of the Principal Amount which is held in an investment, the income of which is exempt from federal income taxes, the Corporation shall pay the Recipient a good faith estimate of the amount the Recipient is entitled to pursuant to Paragraph 3(c) above on a monthly basis, provided, however, that in the last tax year of the Corporation in which payments are to be made hereunder to the Recipient (and in the next to the last tax year if less than six monthly payments are to be made to the Recipient in such last tax year), the Corporation shall pay the Recipient seventy percent (70%) of the amount of its good faith estimate of the amount the Recipient is entitled to pursuant to
      Paragraph  3(c)  above  on  a  monthly   basis.   At  such  time  as  the
      Corporation's federal income tax return is filed, the Corporation shall give written notice to the Recipient of the Corporation's marginal federal income tax rate and the amount of any overpayment or underpayment attributable to the prior tax year of the Corporation. Such overpayment or underpayment shall be amortized over the period of the next twelve (12) months or, if shorter, the remaining period of payments to be made hereunder, by either subtracting or adding to each of the Recipient's monthly payments, provided, however, that if no further payments are to be made hereunder at the time a relevant return is filed, the amount of any underpayment shall be paid in a lump sum to the Recipient, and the amount any overpayment shall be paid by the Recipient to the Corporation in equal monthly installments over the period of the next six months.

            (c) The written certificates of the President or a Vice President of the Corporation with respect to the Corporation's marginal federal income tax rate shall be binding and conclusive on all persons.

            (d) Unless otherwise agreed by the Corporation and the Recipient, no adjustment shall be made to the amounts payable hereunder on account of any change in the Corporation's marginal federal income tax rate as a result of the filing of an amended return or any adjustment to any return made on audit or otherwise.

      5. The Employee understands and agrees that:

            (a) Payments to be made by the Corporation to the Recipient hereunder are unsecured obligations of the Corporation, and the Recipient is only a general creditor of the Corporation in that respect.

            (b) The Fund is available to meet claims of creditors of the Corporation.

            (c) The Corporation is not assuring the Employee of continued employment by the Corporation.

      6. The Employee may designate a beneficiary or beneficiaries entitled to receive any of the payments to be made by the Corporation hereunder if the Employee dies. The designation may be revoked or changed by the Employee at any time. Any such designation, revocation or change shall be in writing, signed by the Employee and delivered to the Corporation. If the Employee does not designate a beneficiary to which payments are to be made after the death of the Employee, or if any designated beneficiary for payments does not survive the Employee, payments by the Corporation subsequent to the death of the Employee shall be made as provided herein to the Employee's estate. If a designated beneficiary survives the Employee but dies prior to the completion of the payments contemplated to be made to that designated beneficiary by the Corporation hereunder, the unpaid portion of those payments upon the death of the designated beneficiary shall be paid by the Corporation as provided herein to the designated beneficiary's estate.

      7. This Agreement shall be binding upon the parties hereto and their successors, assigns, executors or administrators and beneficiaries.

      8. This Agreement shall be subject to and be construed in accordance with the laws of the State of New York.

                                       2

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      In Witness  Whereof,  the Corporation has caused this Agreement to be duly executed on its behalf and the Employee has hereunto set his hand as of the 12th day of October, 1984.

                                    TBWA ADVERTISING INC.



                                    By:  /s/ Richard N. Costello
                                       ---------------------------
                                             Richard N. Costello
                                                 (Title)

ATTEST:

   /s/ Stuart H. Loss
- ------------------------
       Stuart H. Loss
         Secretary

                                         /s/ William G. Tragos
                                       ---------------------------
                                             William G. Tragos



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